Exhibit 99.2

WRITTEN CONSENT OF STOCKHOLDERS OF SPAR GROUP, INC.

The undersigned record stockholders (or proxyholders of record stockholders) of SPAR Group, Inc., a Delaware corporation (the "Company"), hereby take the following actions pursuant to Section 228 of the Delaware General Corporation Law ("DGCL"). This consent will apply to all shares of capital stock of the Company held by the undersigned and all shares of capital stock of the Company with respect to which the undersigned may act by consent pursuant to a proxy or power of attorney. If two or more of the undersigned hold shares of capital stock of the Company jointly, this consent will apply to all shares jointly owned by such holders and all shares individually owned by each holder.

Resolved, that, if there is no vacancy on the Company's Board of Directors ("Board") at the time this consent becomes effective, as determined in accordance with Section 228(c) of the DGCL, the size of the Board is hereby increased by one.

Resolved, that Panos Lazaretos is hereby elected and appointed as a director of the Company to fill the • vacancy created by the retirement of Jack W. Partridge effective May 15, 2019, or if applicable, the vacancy created by the foregoing resolution.

Resolved, that this consent of stockholders may be executed in counterparts.

[Signature pages follow]

In witness whereof, the undersigned have executed this consent of stockholders.

This consent should be signed and dated. Please sign exactly as your name appears on the Company's stock ledger or on your stock certificate. Where stock is issued in two or more names, both must sign. In case of joint owners, each joint owner must sign. When signing as an attorney, executor, administrator, trustee, guardian or corporate officer. please include your title.

A complete copy of this consent must be delivered to the Company.

__________________________

Robert G. Brown

Dated: August 16, 2019

[Signature Pages of Consent of Stockholders of SPAR Group, Inc.]

In witness whereof, the undersigned have executed this consent of stockholders.

This consent should be signed and dated. Please sign exactly as your name appears on the Company's stock ledger or on your stock certificate. Where stock is issued in two or more names, both must sign. In case of joint owners, each joint owner must sign. When signing as an attorney, executor, administrator, trustee, guardian or corporate officer. please include your title.

A complete copy of this consent must be delivered to the Company.

SP/R, Inc. Defined Benefit Pension Trust

By:	__________________________
Name: Rory W. Brown
Title: Trustee

Dated: August 15, 2019

__________________________
Name: Kimberly M. Villani
Title: Trustee

Dated: August 15, 2019

[Signature Pages of Consent of Stockholders of SPAR Group, Inc.]